UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Career Education Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADDITIONAL MATERIAL FOR PROXY STATEMENT DATED APRIL 1, 2011

This document is a supplement to the Career Education Corporation (the “Company”) Proxy Statement filed with the Securities and Exchange Commission on April 1, 2011 in connection with the Annual Meeting of the Company’s stockholders to be held on May 19, 2011 at 9:00 a.m. Central Daylight Saving Time at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173.

Set forth below is the biography of Mr. Edward A. Snyder, a director not standing for re-election at the 2011 Annual Meeting of Stockholders:

Edward A. Snyder	Director since March 2008

Mr. Snyder, age 57, notified the Company that he would not stand for re-election at the 2011 Annual Meeting of Stockholders but will remain on the Board until the 2011 Annual Meeting. Mr. Snyder will assume the position of Dean of the Yale School of Management beginning July 1, 2011. He served as Dean and George Pratt Shultz Professor of Economics at the University of Chicago Booth School of Business from July 2001 through June 30, 2010, where Mr. Snyder oversaw the school’s academic programs in Chicago, London, and Singapore. Mr. Snyder began his professional career as an economist at the U.S. Department of Justice—Antitrust Division. At the University of Chicago, he oversaw the Stigler Center, whose mission is to conduct research on public policy and regulation, and was member of the Board of Directors of the Argonne National Laboratories. Prior to joining the University of Chicago, Mr. Snyder was Dean and Charles C. Abbott Professor of Business Administration at the Darden School at the University of Virginia from 1998 to 2001 and Senior Associate Dean at the University of Michigan Business School from 1995 to 1998. From 1992 to 1995, Mr. Snyder was the inaugural Director at the Davidson Institute at the University of Michigan, which focuses on emerging markets. Mr. Snyder’s research activities include insights into business practices, specifically distribution and contracting practices; antitrust economics and enforcement; public policy; industrial organization; law and economics; and financial institutions. He earned a Bachelor of Arts from Colby College and a Master in Public Policy and Ph.D. in Economics from the University of Chicago.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Expertise	Mr. Snyder brings to the Board a broad understanding and in-depth knowledge of academics, particularly the regulatory and legal matters affecting postsecondary education providers. He is an academic economist, with knowledge and expertise in competition, contracting and organization, and is expert in certain types of regulations and litigation enabling him to assist the Board in guiding the Company’s strategy regarding regulatory and certain litigation matters.
Strategic Planning and Growth Initiatives	Mr. Snyder’s senior roles in academia and his background in economics enable him to provide the Board and Company with critical insights into identifying areas of growth for postsecondary education services and developing strategic plans to achieve the Company’s growth objectives.

Pages 14 and 15 of the Proxy Statement included biographical information concerning Mr. Gregory L. Jackson, a director standing for re-election at the 2011 Annual Meeting of Stockholders. The Company believes it is appropriate to include additional information concerning Mr. Jackson’s current relationship with Blum Capital Partners, L.P. and certain of its affiliates. Mr. Jackson’s updated biographical information is as follows:

Gregory L. Jackson	Director since November 2008

Mr. Jackson, age 44, has been a senior portfolio manager with Ensign Peak Advisors since January 1, 2011. Prior to that time, Mr. Jackson was an investment partner of Blum Capital Partners, L.P., which he joined in 2003, and where he had served as Co-Head of its Investment Committee, a member of its affiliate, Blum Strategic GP, L.L.C., and managing member of each of the following affiliates: Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., and Blum Strategic GP IV, L.L.C. His responsibilities at Blum Capital Partners included sourcing new investment opportunities, managing Blum Capital’s investment portfolios, and overseeing the investment research process. Prior to joining Blum Capital, Mr. Jackson spent six years at Harris Associates LP where he was the co-portfolio manager of the Oakmark Global Fund (which received a Morningstar 5-star rating during his tenure) from its inception in August 1999 through October 2003. He also was a partner at Harris Associates LP and an investment analyst of domestic equities. Prior to joining Harris Associates LP, he was a partner, portfolio manager and investment analyst with Yacktman Asset Management. Mr. Jackson also currently serves as a director for AxisPointe, Inc. and Veracity Payment Solutions, Inc., which are portfolio companies of Blum Capital Partners, L.P. and its affiliates. Mr. Jackson received a Bachelor of Science from the University of Utah and his Master of Business Administration from the University of Chicago.

During Mr. Jackson’s tenure with Blum Capital, Blum Capital and certain of its affiliates beneficially owned more than 10% of the Company’s common stock. Mr. Jackson disclaimed beneficial ownership of the shares held by the various Blum Capital entities, except to the extent of any pecuniary interest therein. Mr. Jackson currently serves as a Senior Advisor to Blum Capital Partners, L.P. Under the terms of his consulting arrangement with Blum Capital, Mr. Jackson provides investment and business advice with respect to certain portfolio investments in Blum Capital’s investment funds, including its investment in the Company. Mr. Jackson has no investment or voting authority over any of Blum Capital’s investment funds. Mr. Jackson is a non-managing member of Blum Capital’s affiliates listed above, and remains eligible, to the extent of his vested interest, to receive a portion of the carried interest profits in the investment funds managed by these Blum Capital affiliates. As a participant in the carried interest, Mr. Jackson may be allocated a disproportionate share of the net aggregate profits (if any) from the sale of the securities of the Company (and other portfolio companies) held by these investment funds.

In connection with Mr. Jackson’s election to the Board in 2008, the Company and Mr. Jackson entered into an agreement pursuant to which Mr. Jackson agreed to promptly tender his resignation from the Board and any committee of the Board on which he then sits if at any time after his appointment to the Board and any subsequent elections or re-elections to the Board, the Blum Group (as defined in the agreement), together with all affiliates of the members of the Blum Group, collective beneficial ownership of the Company’s common stock decreases to less than 15% or exceeds 24.5% of the common stock. Mr. Jackson remains subject to this agreement.

This supplement to the Proxy Statement should be read together with the Proxy Statement. Except as described in this supplement, no other provisions of the Proxy Statement have been amended or revised. The additions described in this supplement to the Proxy Statement are the only changes made to the Proxy Statement.

If you have not yet voted your shares, please sign and return the proxy card previously sent to you. Even after you have submitted your proxy, you may change your vote at any time before it is voted at the 2011 Annual Meeting. To change your vote for shares you own directly as a stockholder of record, you may:

•	submit a revocation letter with a later date than your proxy card to CEC’s Corporate Secretary; or

•	deliver a signed and dated proxy card that is dated later than your prior executed proxy card; or

•	vote again at a later date by telephone or Internet; or

•	attend the 2011 Annual Meeting and vote in person.

To revoke your proxy or instructions for shares you hold in “street name,” you can revoke your voting instructions by informing the holder of record in accordance with that holder’s procedures.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders, Proxy Statement, this supplement to the Proxy Statement and Annual Report to Stockholders, may be viewed at www.careered.com under the “Investor Relations” section.